Exhibit 10.9



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                     FUND II INVESTMENT MANAGEMENT AGREEMENT



                           Dated as of March 8, 2000







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911727.10

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                                TABLE OF CONTENTS

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


ARTICLE I

         RETENTION; SERVICES AND POWERS
         OF INVESTMENT MANAGER....................................................................................2
                  1.1      Retention of Investment Manager........................................................2
                  1.2      Services to be Performed by Investment Manager.........................................2
                  1.3      Actions Requiring the Approval of the Management Committee.  ..........................3
                  1.4      Key Personnel.  .......................................................................5
                  1.5      Miscellaneous.  .......................................................................5

ARTICLE II

         COMPENSATION OF THE INVESTMENT MANAGER; FEES AND EXPENSES................................................5
                  2.1      Investment Manager Compensation........................................................5
                  2.2      Investment Manager Expenses.  .........................................................6
                  2.3      Fund Expenses.  .......................................................................6

ARTICLE III

         EXCULPATION AND INDEMNIFICATION..........................................................................7
                  3.1      Exculpation and Indemnification........................................................7

ARTICLE IV

         MISCELLANEOUS............................................................................................9
                  4.1      Duration and Termination...............................................................9
                  4.2      Status of Investment Manager as Independent Contractor.................................9
                  4.3      Notices................................................................................9
                  4.4      Governing Law.........................................................................10
                  4.5      Severability..........................................................................10
                  4.6      Entire Agreement......................................................................11
                  4.7      Binding on Successors.................................................................11
                  4.8      Headings..............................................................................11
                  4.9      Waiver................................................................................11
                  4.10     Amendment.............................................................................11



911727.10
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                     FUND II INVESTMENT MANAGEMENT AGREEMENT
                     ---------------------------------------

     This INVESTMENT MANAGEMENT AGREEMENT (the "Agreement") is entered into as of March 8, 2000, by and between CT Investment Management Co., LLC, a Delaware limited liability company (the "Investment Manager"), CT MP II, LLC, a Delaware limited liability company (the "General Partner") and CT Mezzanine Partners II, L.P., a Delaware limited partnership (the "Fund"). All definitions not expressly provided herein shall be those set forth in the form of Limited Partnership Agreement of the Fund (the "Fund Partnership Agreement") and as may be amended from time to time and the Venture Agreement (as defined below).


                              PRELIMINARY STATEMENT
                              ---------------------

         A. The General Partner is the general partner of the Fund. Pursuant to the Fund Partnership Agreement, the Fund will pay the General Partner a fund management fee (the "Fund Management Fee") in consideration of certain fund management services to be provided by the General Partner to the Fund.

         B. The General Partner desires to retain the Investment Manager to provide certain investment management services in connection with the day-to-day management of the Fund subject to the supervision and direction of the General Partner's management committee (the "Management Committee") as provided in the Fund Partnership Agreement.

         C. Capital Trust, Inc., a Maryland corporation ("CT") CT-F1, LLC, a Delaware limited liability company ("CI-F1"), CT-F2-GP, LLC, a Delaware limited liability company ("CT-F2-GP"), CT-F2-LP, LLC, a Delaware limited liability company ("CT-F2-LP") and the Investment Manager (collectively, the "CT Parties") and Travelers Limited Real Estate Mezzanine Investments I, LLC, a Delaware limited liability company ("Limited REMI I"), Travelers General Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company ("General REMI II"), Travelers Limited Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company ("Limited REMI II") (collectively, the "CIG Parties") are parties to a Venture Agreement, dated as of the date hereof (the "Venture Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Investment Manager, the General Partner and the Fund agree as follows:

                                    ARTICLE I

                         RETENTION; SERVICES AND POWERS
                         ------------------------------
                              OF INVESTMENT MANAGER
                              ---------------------

     1.1  Retention  of  Investment  Manager.  The General  Partner and the Fund
          ----------------------------------
hereby appoint the Investment Manager (subject to the following provisions of this Agreement)

911727.10


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exclusively  to act as the  investment  manager of the Fund and to  provide  the services to the Fund described in Section 1.2 of this Agreement.

     1.2 Services to be Performed by Investment Manager.  The Investment Manager
         ----------------------------------------------
shall be responsible for the day-to-day management of the Fund, subject to the supervision and direction of and any Approval required by the Management Committee. Services to be rendered by the Investment Manager to the Fund shall include the following:

         (a) The Investment Manager shall manage the Investments in accordance with and subject to the restrictions and limitations contained in Section 1.3 hereof;

         (b) The Investment Manager shall (i) identify, evaluate and negotiate Investment opportunities, (ii) make investment recommendations relating to the making and realizing of Investments, (iii) monitor Investments on a day-to-day basis, including arranging for the accounting, budgeting, safekeeping and administration of Investments, (iv) arrange debt financing for the Fund and Investments, and (v) advise the Fund with a view to optimizing the returns from Investments.

         (c) The Investment Manager shall develop and administer the Fund's financial and accounting reporting functions, treasury and cash or management functions and internal control and audit functions.

         (d) The Investment Manager may make individual investments in assets (as such assets are or will be reflected on the Fund's balance sheet) of up to $25,000,000 and sell such individual investments without the approval of the General Partner or the Management Committee.

         (e) The Investment Manager shall identify, recommend and oversee necessary third-party independent contractors to provide additional services to the Fund.

         (f) The Investment Manager shall work together with the Management Committee to submit to the Members the following reports:

               (i) An unaudited monthly activity report on operations which will include an income statement, a balance sheet and a commentary report on both a monthly basis and a year-to-date basis and a list of all Fund assets and the status thereof. The report will be delivered to the Members within 10 business days after the last day of each month.

               (ii) An  unaudited  quarterly  report on  operations  which  will include an income statement, a balance sheet, a statement of cash flows, and statement of the Fund's equity. The report will present the income statement and statement of cash flows on both a quarterly basis and

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                   a  year-to-date  basis.  The report also will compare  actual operations to those projected in the Annual Operating Budget. The report will be delivered to Members within 30 business days after the last day of each month.

               (iii)Annual  audited  financial  statements  certified  to  be in accordance with GAAP within 60 days of the fiscal year end.

               (iv) Any other  reports  the  General  Partner or the  Investment
                    Manager are required to provide to the General Partner, the Fund or its Limited Partners pursuant to the Fund Partnership Agreement.

         (g) The Investment Manager shall obtain, at the expense of the Fund, director and officer/manager liability insurance, and other liability insurance and business insurance customary for businesses like that of the Fund. The liability insurance coverages shall provide for full tail coverage (on an occurrence basis during the term of the Fund) for a minimum of three years following the date of the dissolution of the Fund.

     1.3  Actions   Requiring   the  Approval  of  the   Management   Committee.
          ----------------------------------------------------------------------
Notwithstanding the provisions of Section 1.2 above, the Investment Manager shall not take the following actions on behalf of the Investment Manager or the Fund without the unanimous approval of the Management Committee:

               (i)  approving or amending the Business Plan;

               (ii) the making of a loan or the purchase or sale of an asset (as such asset is or will be reflected on the Fund's balance sheet) amount in excess of $25,000,000;

               (iii)any material  modification or amendment of the provisions of an asset (as such asset is or will be reflected on the Fund's balance sheet) exceeding $25,000,000;

               (iv) initiating any litigation,  arbitration or other  proceeding on behalf of the Fund where the Fund's claims exceed $5,000,000 or the settlement of any litigation, arbitration or other proceeding that would require any expenditure by the Fund of more than $5,000,000;

               (v) entering into any contract or lease that (a) is not consistent with the Annual Operating Budget then in effect and (b) has a term exceeding one (1) year, other than those contracts or leases that may be freely

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                    terminated by the Fund,  without  penalty,  upon thirty (30)
                    days' notice.

               (vi) selling  substantially all the assets of the Fund other than in the ordinary course of business;

               (vii)the sale of more than  $100,000,000  in the aggregate of the principal amount of the Fund's Investments in any given 12-month period;

               (viii) establishing any credit facility greater than $100 million or any transaction loan inconsistent with the guidelines in the Annual Operating Budget;

               (ix) making  in-kind  distributions  of  property  to the  Fund's
                    Members;

               (x)  entering  into  contracts  with   affiliates  of  a  Member,
                    including any amendment, modification or waiver of this Agreement;

               (xi) causing the Fund to enter into a new line of business;

               (xii)causing the Fund to file a  voluntary  case under the United
                    States Bankruptcy Code or to initiate any other proceeding under federal or state law for the relief of debtors;

               (xiii) selecting  or  discharging  the General  Partner's  or the
                      Fund's accountants;

               (xiv)selecting  or  discharging  the  General  Partner's  or  the
                    Fund's legal counsel; and

               (xv) undertaking  general  or  administrative  expenditures  that exceed by 10% the amount provided for any such expenses in the Annual Operating Budget.

     1.4 Key Personnel. The Investment Manager shall cause each of John R. Klopp
         -------------
and Craig M. Hatkoff (the "Key Individuals") to commit to devote a substantial portion of their professional time and energy to the performance of the Investment Manager's duties under this Agreement; it being understood and agreed that so long as Mr. Klopp is an employee of CT and continues to provide services to the Investment Manager in accordance with this Section 1.4, Mr. Hatkoff may devote up to 50% of his professional time to activities not related to the Fund. The Investment Manager shall cause at least one additional Senior Manager of the Investment Manager to devote a substantial portion of his or her professional time and energy to the performance of the Investment Manager's duties under this Agreement; provided, however, that the identity of

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such Senior  Manager is reasonably  acceptable to the Fund. The Fund and General
REMI II agree that either of Steve Plavin or Edward Shugrue would be acceptable as the Senior Manager. In the sole event of (i) Mr. Klopp's death or Disability (but not the termination of his employment for any other reason) during the term of this Agreement, and (ii) Mr. Hatkoff and Mr. Plavin each devote a substantial portion of his professional time and energy to the performance of the Investment Manager's duties under this Agreement, then the death or Disability of Mr. Klopp shall not be deemed a breach by the Investment Manager of this Section 1.4. If Mr. Hatkoff either dies, becomes Disabled or his employment with the Investment Manager is terminated during the term of this Agreement and Mr. Klopp and either Mr. Plavin, Mr. Shugrue or another Senior Manager (which is reasonably acceptable to General REMI II) each devote a substantial portion of his professional time and energy to the performance of the Investment Manager's duties under this Agreement, then the death or Disability of Mr. Hatkoff or the termination of Mr. Hatkoff's employment shall not be deemed a breach of this
Section 1.4.

     1.5  Miscellaneous.  To the extent that the  performance  of the duties set
          -------------
forth in this Agreement places any affirmative regulatory obligations upon the Investment Manager, the Investment Manager shall not be deemed to have accepted such duties unless and until it complies with any and all applicable laws and regulations. The Investment Manager, in its performance of its duties hereunder, shall act in conformity with the instructions and directions of the General Partner and/or the Fund shall the Management Committee and comply with and conform to the requirements of all applicable federal and state laws, regulations and rulings.


                                   ARTICLE II

            COMPENSATION OF THE INVESTMENT MANAGER; FEES AND EXPENSES
            ---------------------------------------------------------

     2.1 Investment  Manager  Compensation.  As compensation for its services in
         ---------------------------------
acting as Investment Manager of the Fund, the General Partner shall pay to the Investment Manager a management fee which shall be equal to the Investment Management Fee in accordance with Section 2.11 of the Venture Agreement. The Investment Management Fee shall accrue and be payable quarterly in advance in the manner and at the times set forth in Section 2.11 of the Venture Agreement (which is incorporated herein by reference). Within 90 days of the end of each calendar year, the General Partner and the Investment Manager shall jointly calculate and determine the aggregate Investment Management Fee that accrued to the Investment Manager for such year. As provided in the Venture Agreement, to the extent the amount of Investment Management Fee payments actually received by the Investment Manager during such year exceeded the calculated amount, such excess shall be applied to the Investment Management Fee payments to be made to the Investment Manager in the next quarter(s) until recouped; provided, however, that if upon termination of this Agreement any portion of such excess amount remains unpaid, the Investment Manager shall pay the General Partner such remaining excess amount in full as promptly as practicable after such termination. As provided in the Venture Agreement, to the extent the calculated amount exceeds the amount of Investment Management Fee payments

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actually received by the Investment  Manager,  the General Partner shall pay the
Investment Manager the difference between such amounts. The General Partner shall fund the payment of the Investment Management Fee from funds obtained on account of the Fund Management Fee (as well as from its "carried interest" or "promote" as contemplated by the Venture Agreement) received from the Fund as promptly as practicable after the calculation of such excess amount.

     2.2 Investment  Manager  Expenses.  The  Investment  Manager shall bear the
         -----------------------------
following ordinary day-to-day expenses incidental to the administration of the Fund (i) all costs and expenses of providing to the Fund, and the Investment Manager, the office space, facilities, utility service, supplies and necessary administrative and clerical functions connected with the Fund's, and the Investment Manager's, operations; and (ii) compensation of all employees who are engaged in the operation or management of the Fund's or the Investment Manager's business (collectively, "Administrative Expenses").

     2.3 Fund Expenses.  Except as provided in Section 2.2 above, the Fund shall
         -------------
bear and be charged with all other costs and expenses of the Fund's activities and operations, including all activities and operations prior to the date of this Agreement and including, without limitation, to the extent directly related to the Fund and its Investments: (i) all costs and expenses, incurred in developing, negotiating, structuring, acquiring or financing any proposed Investment, whether or not the Fund actually invests therein including, without limitation, any travel, legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting any such proposed Investment; (ii) all costs and expenses, if any, incurred in monitoring Investments, including without limitation any travel, legal and accounting expenses and other fees and out-of-pocket costs related thereto; (iii) all costs and expenses, if any, incurred in disposing of or otherwise dealing with Investments, including, without limitation, any travel, legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting Investments; (iv) taxes of the Fund, fees of auditors, counsel and other advisors of the Fund, insurance costs of the Fund and costs related to litigation and threatened litigation involving the Fund; (v) expenses associated with third party accountants, attorneys and tax advisors with respect to the Fund and its activities, including the preparation and auditing of financial reports and statements and other similar matters, and costs associated with the distribution of financial and other reports and capital call notices to the Members and costs associated with Fund meetings; (vi) brokerage commissions and other investment costs incurred by or on behalf of the Fund and paid to third parties unaffiliated with the Investment Manager, and to the extent approved by the Management Committee pursuant to the Fund Partnership Agreement, brokerage commissions and other investment costs incurred by and on behalf of the Fund and paid to affiliates of the Investment Manager; (vii) all costs and expenses associated with the obtaining and maintaining insurance as provided in Section 1.2(g), including, without limitation, customary liability insurance to insure the Investment Manager and other parties whom the Fund has agreed to indemnify against liability under the Fund Partnership Agreement; (viii) fees incurred in connection with the maintenance of bank or custodian accounts; (ix) all expenses incurred in connection with the registration of the Fund's securities under

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applicable securities laws or regulations; and (x) all expenses of the Fund that are not recurring normal operating expenses, (all such expenses, collectively, the "Operating Expenses"). To the extent any Operating Expenses are paid by the Investment Manager, such Operating Expenses shall be reimbursed by the Fund.

                                   ARTICLE III

                         EXCULPATION AND INDEMNIFICATION
                         -------------------------------

     3.1 Exculpation and Indemnification. (a) Neither the Investment Manager nor
         -------------------------------
any of its partners, affiliates, directors, officers, employees, shareholders, members and other agents (each, an "Indemnified Party"), shall be liable to the General Partner, the Fund or to the Members for monetary damages for any losses, claims, damages or liabilities ("Damages") arising from any act performed or omitted by such parties arising out of or in connection with the performance by Investment Manager of its services under this Agreement or the Fund's business or affairs, including, without limitation, all activities of the type or character disclosed in the Fund's confidential offering memorandum, as it may have been supplemented or amended, under the captions "Risk Factors," "Conflicts of Interest" or elsewhere therein (such disclosure being incorporated herein by reference), except to the extent that any such Damages are primarily attributable to the gross negligence or willful misconduct of such Indemnified Party.

     (b) (1) The Fund shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Indemnified Parties against any Damages to which the Indemnified Party may become subject in connection with any matter arising out of or in connection with the performance by Investment Manager of its services under this Agreement or the Fund's business or affairs, except, with respect to any Indemnified Party to the extent that any such Damages are primarily attributable to the gross negligence or willful misconduct of such Indemnified Party. If the Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with the performance by Investment Manager of its services under this Agreement or the Fund's business or affairs, the Fund shall reimburse the Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that the Indemnified Party shall promptly repay to the Fund the amount of any such reimbursed expenses paid to it if it shall ultimately be finally determined that the Indemnified Party was not entitled to be indemnified by the Fund in connection with such action, proceeding or investigation. If for any reason (other than by reason of the exclusions from indemnification hereinabove set forth) the foregoing indemnification is unavailable to the Indemnified Party, or insufficient to hold it harmless, then the Fund shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and the Indemnified Party on the other hand or, if

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     such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

          (2) The provisions of this Section 3.1(b) shall survive for a period of three years from the date of dissolution of the Fund; provided that if at the end of such period there are any actions, proceedings or investigations then pending, the Indemnified Party shall notify the General Partner and the General Partner shall so notify the Fund and the Partners of the Fund at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 3.1(b) shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until the date that such action, proceeding or investigation is finally resolved; and provided, further, that the obligations of the Fund under this Section 3.1(b) shall be satisfied solely out of Fund assets, subject to the right of the liquidator of the Fund to establish reserves, pursuant to the Fund Partnership Agreement for contingent obligations under this Section 3.1(b).

         (c) No member of the General Partner or Partner of the Fund shall have any obligation to the Fund or any other Partner of the Fund to bring or join in any action in defense of an Indemnified Party pursuant to Section 3.1 (a) or
(b). Nothing contained in this Section 3.1 shall be construed as any waiver of insurance claims or recoveries by the Fund or an Indemnified Party.

         (d) The remedies of an Indemnified Party under this Article III shall be non- exclusive and, without duplication, each such Indemnified Party may pursue any other remedy provided in law or equity.

         (e) The provisions of this Article III shall inure to the benefit of the Indemnified Parties, and any successors, assigns, heirs and personal representatives of such Indemnified Parties.


                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

     4.1 Duration and  Termination.  If any of the following  events shall occur
         -------------------------
(each a "Investment Manager Removal Event"): (i) a Bankruptcy or an event specified in Section 17- 402(a)(8) of the Act occurs with respect to the Investment Manager; (ii) the Investment Manager is grossly negligent or commits willful misconduct in the performance of its material duties to the Fund, resulting in material damages to the Fund; (iii) the Investment Manager commits an act of fraud involving the Fund (which results in material damages to the Fund), or intentionally misappropriates significant funds of the Fund; (iv) the termination or liquidation of the Fund;(v)

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the Investment Manager materially breaches this Agreement and such breach is not remedied in all material respects within 30 days after the Investment Manager's receipt of written notice from General REMI II; (vi) upon the occurrence of an Event of Default as a result of a Default by CT- F2-GP (as such terms are defined in Section 11.1 of the Limited Liability Company Agreement of CT MP II LLC (the "GP Agreement")) and the election by General REMI II to pursue a remedy pursuant to Section 11.2 of the GP Agreement; and (vii) upon the occurrence of an event of default as a result of a default by CT-F2-LP under the Fund Partnership Agreement where such default is not remedied in all material respects within the cure period provided in the Fund Partnership Agreement and the election by General REMI II, on behalf of CT MP II LLC, to pursue a remedy as provided by the Fund Partnership Agreement; then General REMI II may deliver a written notice to the Investment Manager and the General Partner (the "Investment Manager Removal Notice") stating that the Investment Manager shall be removed as Investment Manager under this Agreement and setting forth a description of the relevant Investment Manager Removal Event(s). The Investment Manager shall be deemed to be removed on the date of the Investment Manager Removal Notice or, if such removal is pursuant to clause (iv), upon the end of the liquidation of the Fund.

     Any dispute which arises under this Agreement shall be resolved pursuant to
Section 4.2 of the Venture Agreement.

     4.2 Status of Investment Manager as Independent Contractor.  The Investment
         ------------------------------------------------------
Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     4.3 Notices.  Any notices required  hereunder shall be in writing and shall
         -------
be deemed given when delivered in person or by courier or when sent by first-class registered or certified mail or by national prepaid overnight delivery service to the parties at such addresses as either party may from time to time specify by notice.

     If to the Fund at:

             Travelers Limited Real Estate
             Mezzanine Investments I, LLC
             205 Columbus Boulevard, 9PB
             Hartford, CT  06183-2030
             Attn:  Duane Nelson, Esq.
             Real Estate Investment Number:  12833


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          with a copy to:

             Loeb & Loeb LLP
             1000 Wilshire Boulevard, Suite 1900
             Los Angeles, California  90017
             Attn:  Andrew S. Clare, Esq.


          If to the Investment Manager at:

             CT Investment Management, LLC
             c/o Capital Trust, Inc.
             605 Third Avenue
             26th Floor
             New York, NY 10158
             Attn:  John R. Klopp

          with a copy to:

             Battle Fowler LLP
             75 East 55th Street
             New York, NY 10022
             Attn:  Thomas E. Kruger, Esq.

     4.4  Governing   Law.  This   Agreement   shall  be  governed,   construed,
          ---------------
administered and regulated in all respects under the laws of the State of New York to the extent such laws are not preempted or superseded by the laws of the United States.

     4.5  Severability.  If  any  one or  more  of  the  covenants,  agreements,
          ------------
provisions or terms of this Agreement shall be held to be contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or to be against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     4.6 Entire Agreement. This Agreement constitutes the entire agreement among
         ----------------
the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement or understanding among the parties hereto with respect to the subject matter hereof.

     4.7 Binding on Successors.  This Agreement  shall be binding upon the Fund,
         ---------------------
the General Partner, the Investment Manager and their respective successors and assigns. However, no assignment of this Agreement shall be made without the prior written consent of the Fund.

911727.10
                                       10

     4.8  Headings.  The  headings  used  in this  Agreement  are  inserted  for
          --------
reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

     4.9  Waiver.  Any  failure of any party to comply  with any  obligation  or
          ------
agreement herein may be waived in writing by the other party but such waiver or failure to insist upon strict compliance with such obligation or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     4.10 Amendment.  This Agreement may be amended,  modified,  or supplemented
          ---------
only by written agreement of the parties hereto.


911727.10
                                       11

     IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first hereinabove written.



CT INVESTMENT MANAGEMENT CO.,                               CT MP II LLC
LLC

By:      Capital Trust, Inc., as sole Member                By: Travelers General Real Estate
                                                                Mezzanine Investments II, LLC,
                                                                a Member

         By:   /s/  John R. Klopp                                 By: /s/  Michael Watson
               -----------------------------                          ----------------------------
                  John R. Klopp                                            Michael Watson
                  Chief Executive Officer                                  Vice President



                                                            By: CT-F2-GP, LLC, a Member

                                                                By: Capital Trust, Inc., as sole
                                                                       Member

                                                                 By:  /s/  John R. Klopp
                                                                      ----------------------------
                                                                      John R. Klopp
                                                                      Chief Executive Officer


                                                            CT MEZZANINE PARTNERS II, L.P.


                                                            By:  CT MP II LLC, as General Partner

                                                                By: Travelers General Real Estate
                                                                      Mezzanine Investments II,
                                                                       LLC, a Member

                                                                  By:  /s/  Michael Watson
                                                                      ----------------------------
                                                                           Michael Watson
                                                                           Vice President

                                                                By: CT-F2-GP, LLC, a Member

                                                                    By: Capital Trust, Inc., as sole
                                                                        Member

                                                                        By: /s/  John R. Klopp
                                                                            -----------------------
                                                                               John R. Klopp
                                                                               Chief Executive Officer

911727.10